UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 13, 2015

Metalico, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32453	52-2169780
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

186 North Ave. East, Cranford, New Jersey		07016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(908) 497-9610

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On July 13, 2015, the Board of Directors of Metalico, Inc. (the "Company") set a record date of July 24, 2015, for a Special Meeting of Stockholders. Stockholders of record as of the close of business on the record date will be eligible to vote at the meeting. The Company and its senior secured lenders are in discussions on the date of the meeting, expected to be sometime in the third calendar quarter.

The purpose of the Special Meeting is (1) to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of June 15, 2015, by and among Total Merchant Limited ("Parent"), TM Merger Sub Corp. ("Merger Sub") and the Company, as amended and as such agreement may be further amended from time to time (the "Merger Agreement"); and (2) to approve a proposal to adjourn the special meeting if there are insufficient votes to adopt the Merger Agreement as amended at the time of the Special Meeting. The terms of the Merger Agreement are described in, and the Merger Agreement is attached as an exhibit to, a Current Report on Form 8-K filed by the Company on June 16, 2015. The terms of the First Amendment to the Merger Agreement, dated June 26, 2015 (the "Amendment"), are described in, and the Amendment is attached as an exhibit to, a Current Report on Form 8-K filed by the Company on June 26, 2015. As of the date of this filing the parties to the Merger Agreement as so amended are in compliance with its terms, expressly including without limitation the obligation of Parent to deposit $3,119,347, representing the "Escrow Amount" (as defined in the Merger Agreement), with Citibank, N.A. as escrow agent on or before July 6, 2015 and the obligations of the Company to prepare and file a Proxy Statement with the Securities and Exchange Commission and to take all action necessary to duly call, give notice of, convene and hold a stockholders meeting as soon as reasonably practicable after the date of the Merger Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalico, Inc.

July 14, 2015	By:	Carlos E. Aguero

Name: Carlos E. Aguero
Title: President and Chief Executive Officer